Exhibit 10.2

FIRST AMENDMENT TO LEASE

          THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of this 15th day of January, 2008, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner (“Landlord”), and PRACTICE MANAGEMENT PARTNERS, INC., a Maryland corporation (“Tenant”).

Recitals

          A. Landlord and Tenant entered into a Lease dated April 12, 2007 (the “Lease”), for Suite LL4, 500 and 600 deemed to consist of 29,935 square feet (the “Initial Leased Premises”), which has an address of 11350 McCormick Road, Hunt Valley, Maryland 21031 in Executive Plaza IV in Baltimore County, Maryland (the “Property”).

          B. Landlord and Tenant now desire to amend certain provisions of the Lease to provide Tenant with additional office space in the Property.

Agreements

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

          Section 1. Amendment of Lease. The provisions of the Lease are amended as follows:

          1.1. Leased Premises. Commencing June 1, 2010, the Leased Premises shall be deemed to consist of 33,482 square feet, and shall be comprised of the Initial Leased Premises and an additional 3,547 square feet known as Suite 702 of the Property (the “Additional Leased Premises”). The Additional Leased Premises are more particularly depicted as outlined in red on Exhibit A, attached hereto and made a part hereof.

          1.2. Rent. Commencing on June 1, 2010, Tenant shall pay to Landlord annual basic rent of Six Hundred Eighty-Six Thousand Three Hundred Eighty-One and 00/100 Dollars ($686,381.00), payable in equal monthly installments of Fifty-Seven Thousand One Hundred Ninety-Eight and 42/100 Dollars ($57,198.42). Commencing June 1, 2011, and for each succeeding lease year thereafter, the annual basic rent shall be increased to an amount equal to 103% of the annual basic rent for the immediately preceding lease year as set forth in Section 2.C. of the Lease. The Expiration Date of the Initial Lease Term as detailed in Section 1.A. of the Lease shall remain unchanged.

          1.3. Tenant’s Proportionate Share. Commencing June 10, 2010, Tenant’s Proportionate Share, as defined in Section 2.E. of the Lease, shall be amended to delete 23.98% and substitute, in lieu thereof, 26.82%. Tenant’s Proportionate Share is based upon the relationship between the square footage of the Leased Premises (approximately 33,482 square feet) and the total square footage in the Property (approximately 124,838 square feet) or 26.82% (“Tenant’s Proportionate Share”).

          1.4. Right Of First Refusal. Commencing June 1, 2010, the term First Refusal Space as defined in Section 28. of the Lease, shall be amended to delete “all contiguous office space to the Leased Premises” and substitute, in lieu thereof, “all office space on Floors 1 through 7”. All other terms and conditions of Section 28. of the Lease shall remain in full force and effect.

          Section 2. Titles of Sections. The section titles used in this Amendment are for convenience of reference only, and shall not constitute a part of this Amendment nor shall they affect the meaning, construction or effect of this Amendment or the Lease.

          Section 3. Definitions. Unless otherwise set forth in this Amendment, all capitalized terms shall have the same meaning ascribed to them in the Lease.

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          Section 4. Interpretation. All other terms, covenants and conditions of the Lease shall remain unchanged and continue in full force and effect except as such terms, covenants and conditions have been amended or modified by this Amendment, and this Amendment shall, by this reference, constitute a part of the Lease.

          Section 5. Representations. Tenant hereby represents and warrants to Landlord that, as of the date hereof, it (i) is the sole legal and beneficial owner of all of the right, title and interest granted to it by the provisions of the Lease, (ii) has not sold, transferred or encumbered any or all of such right, title or interest, and (iii) has the full and sufficient right at law and in equity to execute and deliver this Amendment as the owner of such right, title, and interest, without the necessity of having any other person’s consent thereto or joinder therein.

          Section 6. Successors and Assigns. This Amendment and the terms, covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and its successors and assigns, and Tenant and its permitted successors and assigns.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed under seal on their behalf by their duly authorized representative, as of the date first above written.

WITNESS/ATTEST:	Landlord:

HILL MANAGEMENT SERVICES, INC. agent for the owner

	By:		(SEAL)

Anthony E. Giulio, President

	Date:	1/25/08

WITNESS/ATTEST:	Tenant:

PRACTICE MANAGEMENT PARTNERS, INC.

	By:		(SEAL)

Don Good, CEO

	Date:	1/15/08

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LANDLORD’S CONSENT TO FIRST AMENDMENT TO SUBLEASE

          This Landlord’s Consent To First Amendment to Sublease (this “Sublet Consent”) is made as of this 15th day of January, 2008 by and among HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner (the “Landlord”), REHABCARE GROUP, INC., a Delaware corporation (“Tenant”) and PRACTICE MANAGEMENT PARTNERS, INC., a Maryland corporation (“Subtenant”).

          WHEREAS, pursuant to that certain Office Lease agreement (the “Lease”) dated October 23, 2003 by and between Landlord, as landlord, and Symphony Health Services, LLC (“Symphony”), as tenant, (as amended by First Amendment to Lease dated February 25, 2004 by and between Landlord and Symphony, as transferred by Symphony to Sublessor through a Purchase and Sale Agreement dated May 3, 2006, as approved by the Landlord per the Landlord Consent to Assignment dated June 26, 2006, and as further amended by Second Amendment to Lease dated July 24, 2007 by and between Landlord and Tenant), Landlord leased to Tenant certain premises (the “Premises”) containing approximately 42,448 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet), Suite 600 (approximately 16,756 square feet) and Suite 700 (approximately 4,684 square feet, as reduced pursuant to the Second Amendment to Lease described above) in that certain building known generally as “Executive Plaza IV” located at 11350 McCormick Road, Hunt Valley, Maryland 21031 (the “Building”).

          WHEREAS, Tenant and Subtenant entered into that certain Sublease Agreement dated as of April 11, 2007 (the “Sublease”) with respect to the sublease of a portion of the Premises consisting of a total of 29,880 square feet, being Suite LL4 (approximately 1,762 square feet), Suite 500 (approximately 11,362 square feet) and Suite 600 (approximately 16,756 square feet), as depicted in the drawing attached to the Sublease as Exhibit “B” thereto (the “Subleased Premises”).

          WHEREAS, Landlord consented to the Sublease pursuant to that certain Landlord’s Consent to Sublease (“Landlord’s Consent”) dated April 19, 2007.

          WHEREAS, Tenant and Subtenant entered into that certain First Amendment to Sublease Agreement (“First Amendment to Sublease” dated as of January 15, 2008 with respect to the sublease of an additional portion of the Premises, being approximately 3,547 square feet, and known as Suite 702 in the Building.

          Landlord hereby grants its consent, subject to and specifically conditioned upon the following terms and conditions, to the sublet of a portion of the Premises described as Suite 702 (the “Additional Sublet Premises”) as more particularly described in the First Amendment to Sublease.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Lease, the Sublease or the First Amendment to Sublease, as the case may be. The titles or headings to the various paragraphs of this Sublet Consent are for convenience of reference only, do not define or limit the contents thereof, and should be ignored in any construction thereof.

          As conditions to Landlord’s consent to the First Amendment to Sublease and the sublet of the Additional Sublet Premises, it is understood and agreed as follows:

1. NO RELEASE. This Sublet Consent shall in no way release the Tenant, or any other person or entity claiming by, through, or under Tenant including, without limitation, Subtenant, from any of its covenants, agreements, liabilities, and duties under the Lease (including, without limitation, all duties to cause and keep Landlord and others named or referred to in the Lease fully insured and indemnified with respect to any acts or omissions of Subtenant or its agents, employees, or invitees, or other matters arising by reason of the Sublease or Subtenant’s use or occupancy of the Sublet Premises and Additional Sublet Premises), as the same may be amended from time to time, without respect to any provision to the contrary in the Sublease or First Amendment to Sublease. In no event shall anything contained in this Sublet Consent be deemed a waiver of any of Landlord’s rights under the Lease.

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2. NO APPROVAL OF FIRST AMENDMENT TO SUBLEASE. This Sublet Consent does not constitute approval by Landlord of any of the provisions of the First Amendment to Sublease, or agreement thereto or therewith, but only approval of the sublet of the Sublet Premises to Subtenant.

3. NO AMENDMENT OF SUBLEASE. Tenant and Subtenant shall not further amend in any respect the Sublease without the prior written approval of Landlord. In no event shall any such amendment, whether or not Landlord shall approve the same, affect or modify or be deemed to affect or modify the Lease in any respect.

4. LIMITED CONSENT. This Sublet Consent shall be deemed limited solely to the First Amendment to Sublease, and Landlord reserves the right to consent or to withhold consent with respect to any other matters under the Lease including, without limitation, any proposed alterations to the Premises, the Sublet Premises or the Additional Sublet Premises, and to any further or additional sublets, assignments, or other transfers of the Lease or any interest therein or thereto, including, without limitation, a sub-sublet or any assignment of this Sublease.

5. TENANT’S LIABILITY; LANDLORD’S REMEDIES. Tenant shall be liable to Landlord for any default under the Lease, whether such default is caused by Tenant or Subtenant or anyone claiming by, through, or under either Tenant or Subtenant. The foregoing shall not be deemed to restrict or diminish any right which Landlord may have against Subtenant pursuant to the Lease, or in law or equity for violation of the Lease or otherwise, including, without limitation, the right to enjoin or otherwise restrain any violation of the Lease by Subtenant. Landlord may at any time enforce the Lease against Tenant, Subtenant, or both.

6. SUBORDINATION TO LEASE. The Sublease, as amended by the First Amendment to Sublease, is, in all respects, subordinate and subject to the Lease, as the same may be amended. Furthermore, in the case of any conflict between the provisions of this Sublet Consent or the Lease and the provisions of the Sublease as amended by the First Amendment to Sublease, the provisions of this Sublet Consent or the Lease, as the case may be, shall prevail unaffected by the Sublease.

7. FEE. Notwithstanding anything to the contrary herein, Tenant acknowledges and agrees that simultaneously with Tenant’s execution of this Sublet Consent, Tenant shall pay Landlord an amount equal to Seven Hundred Fifty and 00/100 Dollars ($750.00) as detailed in Section 12 of the Lease.

8. REAL ESTATE BROKERS. Tenant and Subtenant jointly and severally agree to indemnify and hold Landlord harmless from all loss, costs (including, without limitation, reasonable attorney’s fees), damages, and expenses arising from any claims or demands of any broker or finder for any commission or fee due or alleged to be due in connection with the First Amendment to Sublease or this Sublet Consent.

9. CONSENT CONDITIONED; PARTIES BOUND. Tenant and Subtenant understand that Landlord has agreed to consent to the sublet of the Additional Sublet Premises to Subtenant, and to execute this Sublet Consent, conditioned upon Tenant’s and Subtenant’s express acknowledgment of and agreement to be bound by all of the terms and conditions hereof. By executing this Sublet Consent, Tenant and Subtenant hereby acknowledge and agree to be bound by all of the terms and conditions of this Sublet Consent.

10. NO DEFAULTS. Landlord represents to Subtenant that as of the date of this Landlord’s Consent to Sublease, neither Subtenant nor Landlord are in default under the Lease.

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11. CONTINUING EFFECT OF LANDLORD’S CONSENT. The Landlord’s Consent shall remain in full force and effect and shall not be modified by this Sublet Consent except as expressly provided herein.

          IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Landlord’s Consent to Sublease as of __________________, 20____.

WITNESS/ATTEST:	LANDLORD:

HILL MANAGEMENT SERVICES, INC. agent for the owner

	By:		(SEAL)

Anthony E. Giulio, President

	Date:	1/25/08

WITNESS/ATTEST	TENANT:

REHABCARE GROUP, INC.

	By:		(SEAL)

	Name:	Donald A. Adam

Title: SVP & CDO

WITNESS/ATTEST	SUBTENANT:

PRACTICE MANAGEMENT PARTNERS, INC.

	By:		(SEAL)

	Name:	John J. Robison

Title: Vice President, Administration

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OFFICE LEASE

          THIS LEASE (“Lease”) is made on this 12th day of April, 2007, by and between HILL MANAGEMENT SERVICES, INC., a Maryland corporation, agent for the owner (“Landlord”); and PRACTICE MANAGEMENT PARTNERS, Inc., a Maryland corporation (“Tenant”).

RECITALS

          A. Landlord is the agent for the owner of the real property and improvements thereon known generally as Executive Plaza IV (the “Property”), with an address of 11350 McCormick Road, Hunt Valley, Maryland 21031, which is more particularly depicted on Exhibit A attached hereto and made a part hereof.

          B. Tenant desires to lease Suite LL4 which consists of approximately 1,762 square feet, Suite 500 which consists of approximately 11,417 square feet and Suite 600 which consists of approximately 16,756 square feet all of which collectively total 29,935 square feet and are more particularly depicted on Exhibit B attached hereto and made a part hereof (the “Leased Premises”).

C. Landlord has agreed to lease to Tenant, and Tenant has agreed to rent from Landlord, the Leased Premises upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, Landlord and Tenant hereby agree as follows:

TERM

1.A. Initial Term. The term of the Lease (the “Initial Lease Term”) shall commence at 12:01 a.m. on June 1, 2010 (the “Commencement Date”), and shall expire as of midnight on June 30, 2012 (the “Expiration Date”). The first lease year of this Lease shall commence on the Commencement Date and shall end at the close of the twelfth (12th) full calendar month after the Commencement Date; thereafter, each lease year shall consist of twelve (12) full calendar months commencing with each anniversary of the first day of the first full calendar month of the first lease year, (each such first lease year and subsequent lease year are hereinafter referred to as a “Lease Year”).

B. Renewal Options. The tenancy created under this Lease shall continue for one (1) additional period of three (3) years each unless Tenant desires not to renew this Lease, gives the Landlord written notice, by certified mail-return receipt requested, of its intention not to renew this Lease at least One Hundred Eighty (180) days prior to the expiration of the Initial Lease Term, or immediately preceding renewal period, if applicable. Each renewal period shall be upon the same terms, covenants and conditions set forth herein with respect to the Initial Lease Term, including inter alia, Tenant’s liability for increased rent and real estate taxes as described herein. All references in this Lease to the “Lease Term” shall be construed to mean the Initial Lease Term and the renewal period(s) unless the context clearly indicates that another meaning is intended. The last year of the Initial Lease Term or any renewal period shall be considered the immediately preceding lease year for the first year of the first or, if applicable, next renewal period. This renewal provision shall, at the sole option of Landlord, be absolutely null and void if an Event of Default (as hereinafter defined) shall be uncured on the date of commencement of the applicable renewal period.

RENT

2.A. Payment of Rent. Tenant covenants and agrees to pay Landlord without demand, offset or deduction, Annual Rent (“Annual Rent”) of Six Hundred Thirteen Thousand Six Hundred Sixty-Seven and 50/100 Dollars ($613,667.50), payable in advance on the first day of each and every month during the Lease Term in equal monthly installments of Fifty-One Thousand One Hundred Thirty-Eight and 96/100 Dollars ($51,138.96) each; together with all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are referred to as additional rent (collectively referred to as “Additional Rent”). Said Annual and Additional Rent shall be made payable to Hill Management Services, Inc. and shall be sent to Landlord at P.O. Box 4835, Timonium, Maryland 21094, or at such other place or person or entity as Landlord may from time to time designate in writing. On the Commencement Date, Tenant shall pay to Landlord the sum of Fifty-One Thousand One Hundred Thirty-Eight and 96/100 Dollars ($51,138.96), which represents the first month’s installment of Annual Rent. Additional Rent is sometimes hereinafter collectively referred to as “Rent.”

B. Manner of Payment. In the event any sum due under this Lease payable to Landlord by Tenant is paid by check and such check is returned for non-sufficient funds, Landlord, in addition to the rights and remedies set forth in this Lease pertaining to default, has the right to require that any replacement payment and all future payments be made in cash or by certified check or money order.

C. Rent Increase. Commencing with the second Lease Year and for each succeeding Lease Year thereafter, the Annual Rent for the Leased Premises shall be increased to an amount equal to 103% of the Annual Rent for the immediately preceding Lease Year. The Annual Rent for the first year of the renewal period shall be mutually agreed upon by Landlord and Tenant based upon the fair market rental value of comparable office space in the Northern l-83/Hunt Valley marketplace. Commencing with the second year of the renewal period and for each succeeding lease year thereafter, the Annual Rent for the leased Premises shall be increased to an amount equal to 103% of the Annual Rent for the immediately preceding year.

D. Late Payments. In the event any payment of Annual Rent, Additional Rent or any other sums due under this Lease are not received by Landlord on or before the tenth (10th) day after the due date thereof, Landlord shall give written notice thereof to Tenant and Tenant shall pay to Landlord an additional ten percent (10%) of such sums due as Additional Rent. Such Additional Rent is to be payable, without demand from Landlord, on or before the first day of the next calendar month and failure to do so shall be considered non-payment of rent. In addition, any payment or installment of rent or any other sums due under this Lease not paid when due shall bear interest from the due date until paid in full at a rate of ten percent (10%) per annum (the “Default Rate”).

E. Operating Costs. In the event Operating Costs (hereinafter defined) for any future calendar year are greater than the Operating Costs for the first calendar year, such first calendar year to be defined for the purposes of this paragraph to mean the calendar year 2010 (subject to adjustment as hereafter provided), whether during the Initial Lease Term or any renewal period(s), Tenant shall pay Landlord, as Additional Rent for each such future calendar year, an amount equal to 23.98% (the “Tenant’s Proportionate Share”) of the increase in Operating Costs. Tenant’s Proportionate Share is determined by dividing the rentable square footage of the Leased Premises (approximately 29,935 square feet) by the total square footage on the Property (approximately 124,838 square feet). In the event that the Landlord shall furnish during calendar year 2010 any utility or service which is included in the definition of Operating Costs to less than 95% of the rentable area of the Building because (i) the average occupancy level of the Property for the year was not 95% or more of full occupancy, (ii) any utility or service is not required by or provided to one or more of the tenants or occupants of the Building, or (iii) any tenant or occupant is itself obtaining or providing any such utility or services, then the Operating Costs for calendar year 2010 shall be adjusted to equal the total expenses that Landlord reasonably estimates it would have incurred if Landlord had provided all such utilities and services to all tenants and occupants in the Building, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Building been 95% occupied during calendar year 2010 and such utilities and services provided to all tenants. As used in this Lease, the term “Operating Costs” shall mean the aggregate of all reasonable and proper expenses and costs incurred and paid by Landlord for operating the Property. Such expenses and costs shall be those that are usual and customary as found in the operation of other first class office buildings and shall include, but not be limited to, all expenses and costs that are required to operate, maintain or repair the building and outside areas of the Property, the cost of capital improvements designed to protect the health and safety of the tenants in the building, the cost of all alterations and improvements to the building that are necessary to comply with the ADA (as hereinafter defined) and the cost of monitoring and maintaining suitable indoor air quality (including regular inspections and repairs to the building HVAC system). Operating Costs shall not include any management fees in excess of five percent (5%) of the gross rents nor any administrative (or similar fee) based on a percentage of the

Operating Costs. Such expenses and costs shall not include as Operating Costs any items for which Landlord will be compensated by insurance or by reimbursement by a particular tenant or costs directly borne by others. Upon Tenant’s request, Landlord will provide Tenant a detailed list and accounting of Operating Costs.

F. Security Deposit. On the Commencement Date, Tenant shall deposit with Landlord the sum of Fifty-One Thousand One Hundred Thirty-Eight and 96/100 Dollars ($51,138.96) (the “Security Deposit”), which shall be held by Landlord as security for the faithful performance by Tenant of any and all of the Tenant’s covenants and obligations under this Lease. The Security Deposit shall be refunded to Tenant upon the expiration of the Lease Term, less any part thereof validly applied by Landlord for any Rent or other obligation or liability of Tenant hereunder. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, immediately deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so within five (5) days after Landlord’s demand shall constitute an Event of Default hereunder by Tenant. The Security Deposit shall in no event be considered or construed as liquidated damages and shall not relieve Tenant from the payment of any and all Rent payable during the Lease Term at the times stipulated therefor. Any Mortgagee (hereinafter defined), or purchaser of the Property, shall be relieved and released from any obligation to return the Security Deposit in the event such Mortgagee or purchaser comes into possession of the Property by reason of foreclosure (including deed in lieu thereof) or proceeding in lieu of foreclosure unless the Security Deposit shall have been actually delivered to such Mortgagee or purchaser.

USE AND OCCUPANCY

3. The Leased Premises shall be used only for general office purposes customary in the business in which Tenant is presently engaged. Tenant shall not, in any event, use the Leased Premises for any unlawful purpose.

TAXES

4.A. Tenant’s Share of Taxes. Tenant shall pay to Landlord as Additional Rent, Tenant’s Proportionate Share of any increase in real and personal property taxes, assessments, and other governmental charges (including, but not limited to, metropolitan charges and frontfoot benefit charges) assessed against the Property, whether as a result of an increase in assessment or an increase in tax rate, in excess of the taxes, assessments and charges for the tax year 2010/2011 (determined on a fully assessed basis). The foregoing shall apply to increases in real estate taxes, assessments and charges assessed against the Property generally, and not resulting from improvements placed on the Leased Premises by Tenant. In the event of any increase resulting from such improvements, Tenant shall pay all of said increase. Tenant’s improvements are considered to be all improvements to the Leased Premises, except for the shell building, which includes space heaters, lighting provided by Landlord, and powder rooms, whether the taxes are payable to the State of Maryland and/or other governing municipalities. Said taxes, assessments and charges include, but are not limited to, paving taxes and any and all benefits or assessments which may be levied on the Property hereby leased, but not including the income or excess profits tax or any state or other tax upon the income from the Rent payable hereunder. In the event Landlord incurs expenses as a result of engaging in efforts to reduce the assessment or taxes, Tenant shall pay Tenant’s Proportionate Share of said expenses.

B. Other Taxes. Tenant shall assume and pay to Landlord, as Additional Rent, prior to the imposition of any fine, penalty, interest or costs for the nonpayment thereof, all excise, sales, gross receipt or other tax (other than an income or excess profits tax) which may be: (a) assessed or imposed on or be measured by such rent or other charge which may be treated as rent; (b) which may be imposed on the letting or other transaction for which such tax is payable and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted by any governmental authority; or (c) which may be imposed by virtue of Tenant’s operations in the Leased Premises.

CONDUCT IN LEASED PREMISES

5.A. Conduct. Tenant shall not do, or permit anything to be done in the Leased Premises, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Property, or invalidate or conflict with the fire insurance policies on the Property, fixtures or on personalty kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property. Tenant agrees that any increase in the fire insurance premiums on the Property caused by the occupancy of Tenant shall be immediately due and payable by Tenant to Landlord and considered Additional Rent under this Lease.

B. Operational Covenants. Tenant agrees: (a) to use, maintain and occupy the Leased Premises in a careful, safe and proper manner; (b) without the prior written consent of Landlord, not to place or maintain any merchandise or other articles in any vestibule or entry to the Leased Premises, on the sidewalks or parking lot in the front, rear or sides of the building or adjacent thereto or elsewhere on the exterior thereof; (c) to maintain the Leased Premises in a clean, orderly and sanitary condition, free of insects, rodents, vermin and other pests; (d) not to use, nor permit nor suffer the use of, any apparatus or instruments for musical or other sound or video reproductions or transmission other than “background music,” or any business or mechanical machines in such manner that would result in the sounds emanating therefrom or caused thereby being audible beyond the interior of the Leased Premises; (e) not to receive or ship articles, fixtures, or merchandise of any kind other than from that portion of the Leased Premises designated on Exhibit A for such purposes; (f) not to store goods, wares or merchandise on the Leased Premises except for items which Tenant intends to use or offer for sale in the regular course of its business; (g) [intentionally omitted]; (h) to keep all mechanical apparatus reasonably free of vibration and noise which may be transmitted beyond the Leased Premises; (i) to properly vent and control any odors and not cause or permit objectionable odors to emanate or be dispelled from the Leased Premises; (j) not to obstruct any driveway, corridor, footwalks or parking area, or any other common area; (k) not to conduct or permit to be conducted any auction, fictitious fire sale, going-out-of-business sale or bankruptcy sale, or other similar type sale in or connected with the Leased Premises; (l) not to place a load upon any floor which exceeds the floor load which the floor was designed to carry; and (m) not to use the Leased Premises for any unlawful or illegal business, use or purpose, or for any business, use or purpose which is immoral or disreputable, or which is hazardous, or in such manner as to constitute a nuisance of any kind (public or private), or for any purpose or in any way in violation of the certificates of occupancy (or other similar approvals of applicable governmental authorities).

Tenant shall not install, or permit to be installed, any rooftop equipment without the prior written approval of Landlord, which approval may be withheld in Landlord’s sole discretion. Any and all rooftop equipment permitted by Landlord pursuant to such prior written approval shall be subject to a separate license agreement between Landlord and Tenant and Landlord’s then applicable rooftop annual rental rate.

C. Signs. As of the commencement of Tenant’s sublease of the Leased Premises with Rehabcare Group, Inc., Landlord shall provide Tenant with standard building signage on the main lobby directory and signage adjacent to Tenant’s main entrance to each suite. Tenant covenants that it will not erect, display or maintain or permit to be erected, displayed or maintained, any signs, or lights on the exterior of the Leased Premises without securing the prior written approval of Landlord, and further, that it will not erect, display or maintain any illuminated sign or signs or lights in or about the show window or front of the Leased Premises which shall be visible to the exterior without first securing the prior written approval of Landlord. All sign permits if required by the governing municipalities, must be acquired by Tenant at Tenant’s expense, prior to erection of any sign. Upon termination of this Lease, Tenant shall pay for the costs of removing any such signs and for any damage to the Leased Premises caused thereby. Landlord reserves the right to establish, at any time, sign specifications for the design and construction of Tenant signage. Such specifications may be changed at the discretion of Landlord. “Signs” shall include all signs, designs, monuments, canopies, poles, logos, banners, projected images, pennants, decals, advertisements, pictures, notices, lettering, numerals, graphics, or decoration.

COMMON AREAS

6. In addition to the Leased Premises, Tenant shall have a license for the non-exclusive use in common with Landlord and other tenants and each of their agents, employees, contractors and invitees, of such loading facilities, elevators, and other facilities as may be constructed and intended for common use, and of the common driveways, footways and parking areas on the Property, subject to such rules and regulations as Landlord may, from time to time, prescribe governing such common areas, and to Landlord’s right to designate limited reserve parking areas for other tenants, provided that such designation does not materially and adversely affect Tenant’s use of the existing common areas. Landlord shall at all times have full and exclusive control, management and direction of all common areas. Landlord shall, at its own expense, provide reasonable illumination for outdoor common areas and keep the same in reasonable repair and reasonably free of litter and snow and ice. It is understood and agreed by both Landlord and Tenant that parking immediately adjacent to the entrance to the building on the Property and specifically designated as “visitor parking” shall be for the exclusive use of visitors to the building and such parking shall not be used by Tenant, its agents, invitees, contractors or employees. It is agreed by both Landlord and Tenant that Tenant, its agents, invitees, contractors or employees shall park in the rear of the building and/or Leased Premises or in an area furthest removed from that area of the parking lot that is to be used for visitor and/or customer parking.

CONDITION OF LEASED PREMISES

7. Landlord represents that, as of the Commencement Date, the Leased Premises, including any tenant improvements made by Landlord and any common areas of the Property, shall have been built in a good and workmanlike manner with good materials in accordance with the plans therefore, and the equipment and building systems serving the Leased Premises are in good working order. Tenant shall examine the Leased Premises prior to its occupancy thereof, and except for those defects set forth in writing, and delivered by certified mail - return receipt requested, by Tenant to Landlord within thirty (30) days after its occupancy thereof, Tenant’s occupancy of the Leased Premises shall constitute acceptance of the Leased Premises as complying with the requirements of Tenant and obligations of Landlord under this Lease, including, without limitation, the indoor air quality generally and the HVAC system. Tenant acknowledges that Landlord makes no representations or warranties concerning, and shall have no liability for, the condition, construction or code compliance of any alterations or improvements made to the Leased Premises, or any part thereof, by any prior tenants of the Leased Premises, or any part thereof. Tenant shall, during the Lease Term, keep the Leased Premises and the improvements and appurtenances therein in good order and condition, and at the expiration of the Lease Term, or at the sooner termination of this Lease as herein provided, deliver up the same in the same good order and condition as of the Commencement Date, reasonable wear and tear excepted, and Tenant shall remove all of its property therefrom prior to such termination. All personal property not removed by the Tenant from the Leased Premises within five (5) days after the earlier to occur of: (i) the expiration of the Lease Term; (ii) the termination of the Lease; or (iii) the date the Tenant abandons the Leased Premises or otherwise ceases to do business therein; will be conclusively presumed to have been abandoned by the Tenant and the Landlord, may at the Landlord’s sole option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for whatever consideration the Landlord, in its sole discretion, deems advisable. Tenant shall not commit or suffer to be committed any waste upon the Leased Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the building. Tenant shall pay for all damage to the Leased Premises, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the building due to any waste, misuse or neglect of the Leased Premises, its fixtures and appurtenances, by Tenant, its employees or any other person or persons upon the Leased Premises by Tenant’s permission. Tenant shall not place a load upon any floor of the Leased Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, telephone switchboards, files or other heavy equipment, and to prescribe the reinforcing necessary, if any, which in the opinion of Landlord may be required under the circumstances, such reinforcing to be at Tenant’s sole expense. Business machines and mechanical equipment, if approved by Landlord in a separate written agreement between Landlord and Tenant, shall be placed and maintained by Tenant, or at Tenant’s expense, in settings sufficient in Landlord’s judgment to absorb and prevent vibration, noise, or annoyance and Tenant shall, at its expense, take such steps as Landlord may direct to remedy any such condition.

MAINTENANCE

8. Landlord is obligated to make any and all repairs to the Leased Premises. However, Landlord shall not be required to make any repairs necessitated by reason of any act or omission of Tenant or its servants, employees, agents, customers, invitees, visitors or licensees or anyone claiming under Tenant or caused by any alterations, additions or improvements made by Tenant or anyone claiming under Tenant and if Landlord does make any such repairs, Tenant shall promptly upon demand reimburse Landlord for the cost thereof. Landlord shall have no liability whatsoever to Tenant for failure to make repairs unless and until Tenant shall have given written notice to Landlord stating the need for such repairs and Landlord shall have failed to commence and complete such repairs within a reasonable period of time following receipt of such written notice. If Landlord refuses or neglects to make repairs to or maintain the Leased Premises in accordance with its obligations as set out in this Lease, Tenant shall have the right, but not the obligation, upon giving Landlord written notice within a reasonable period of time for Landlord to make such repairs based upon the nature of such repair (or in any emergency a shorter reasonable period of time), which notice shall specify the needed repairs or maintenance, and provided Landlord does not complete said repairs or maintenance during said reasonable amount of time (or in an emergency such shorter reasonable period of time, or within such longer period of time, or within such longer period as reasonably necessary so long as Landlord is diligently pursuing the completion of the same), then Tenant, in addition to any other remedy Tenant may have, may cure (or cause to be cured) such failure and Landlord will reimburse Tenant for the reasonable cost of such repairs or maintenance.

FACILITIES

9.A. Landlord undertakes and agrees to contract with the local utility companies, local municipalities and service companies, without charge to Tenant, for only those services listed below excluding the H.V.A.C. and electricity for Suite LL4. With respect to those services not listed below, it shall be the responsibility of Tenant to contract for such services and in the event Tenant fails to make payments for such services then the amount thereof may, at the discretion of Landlord, be added to and deemed part of the rent due and Landlord shall have the same remedies for collection of such charges as provided for rent.

gas	electricity
water service	janitorial
sewer service	maintenance of building standard light fixtures
H.V.A.C.

With respect to Suite LL4, Tenant shall have the right to analyze and inspect the submeter and H.V.A.C. systems in order to determine that said submeter and H.V.A.C. systems are operating properly and in a manner sufficient to Tenant. In addition, Tenant shall have the right, at Tenant’s expense, to modify and/or replace the existing H.V.A.C. systems serving Suite LL4; Landlord represents that the submeter measuring electric usage for Suite LL4 does not measure electric usage for any portion of the Property other than Suite LL4. All charges by Landlord to Tenant as measured by any submeters shall be at the actual cost incurred by Landlord from the utility provider, without any mark-up or additional fees payable to Landlord.

B. If provided by Landlord, electrical energy is provided only for lighting purposes and for a reasonable number of light office machines, such number to be determined by Landlord. If provided by Landlord, janitorial services shall be for the Leased Premises, common areas, toilet rooms and elevators. If provided by Landlord, heating and air conditioning during normal office hours shall be provided so as to supply either cooled or heated air when either is deemed necessary by Landlord. The term “normal office hours” as used herein shall mean between the hours of 7:00 a.m. and 8:00 p.m., Monday through Friday and between 7:00 a.m. and 1:00 p.m. on Saturday. Heating and air conditioning shall be provided so as to supply ambient air temperature throughout the Leased Premises so that the Leased Premises is reasonably comfortable. Upon Tenant’s twenty-four (24) hour prior notice to Landlord, after-hours H.V.A.C. will be provided to the Leased Premises at Tenant’s cost of -Eighty and 00/100 Dollars ($80.00) per hour. Landlord shall not be required to furnish services on Sunday or on generally accepted holidays or other days designated as holidays in labor contracts with trades furnishing such services. Landlord reserves the right to temporarily stop service of the heating, air conditioning, elevator, plumbing and electric systems, if required to be provided by Landlord under this Lease, when necessary, by reason of accident or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall be completed. Landlord shall have no responsibility or liability for failure to supply heat, air conditioning, elevator, plumbing, cleaning, and electric service during said period or when prevented from so doing by laws, orders, or regulations of any federal, state or local authority or by strikes, accidents, or by any other cause whatsoever beyond Landlord’s control. Landlord’s failure to furnish service shall not be construed as a constructive eviction of Tenant, nor shall it relieve Tenant from performing any of its obligations hereunder, nor shall it entitle Tenant to any abatement of rent.

C. Any and all supplemental H.V.A.C. systems, supplemental or backup generators, and/or other similar supplemental utility systems that are separate from the utility systems of the Property and that are used exclusively by Tenant (regardless of whether such systems were installed by Landlord or Tenant), Tenant shall maintain, in good order and repair, all such supplemental systems and shall pay all costs in connection with the operation, maintenance and repair thereof. Said supplemental systems shall be submetered by Tenant, at Tenant’s expense, and shall pay Landlord monthly for the utility expense required to use and/operate such systems.

D. Landlord reserves the right to discontinue, upon notice to Tenant, furnishing any utility or other services furnished by Landlord at any time during which Tenant has failed to pay any amount (whether as Rent or otherwise) due under this Lease which has resulted in the occurrence of an Event of Default. Landlord shall not be liable for any damages resulting from or arising out of any such discontinuance and the same shall not constitute a termination of this Lease or an eviction of Tenant. Landlord shall not be liable to Tenant in damages or otherwise: (i) if any utility shall become unavailable from any public utility company, public authority or any other person or entity (including Landlord) supplying or distributing such utility; or (ii) for any interruption in any utility service (including, without limitation, any heating, ventilation, air conditioning or sprinkler) caused by the making of any necessary repairs or improvements or by any cause beyond Landlord’s reasonable control, and the same shall not constitute a termination of this Lease or an eviction of Tenant.

E. Tenant shall have the right to use existing telecom (or similar) conduits or construct new conduits, install cables, equipment and other related telecommunications facilities for Tenant’s network in the Leased Premises. Said installation shall be subject to Landlord’s approval and all applicable rooftop rents detailed in Section 5.B. of this Lease.

ACCESS BY LANDLORD

10. Landlord shall retain duplicate keys to all of the doors of the Leased Premises, and Landlord and its agents shall have access to the Leased Premises at all reasonable hours after prior notice is provided to Tenant (except in the case of an emergency) in order to inspect, clean, make necessary repairs or conduct tests and investigations within the Leased Premises or on the Property. Landlord, its agents, servants and representatives, shall also have the right to enter the Leased Premises at all reasonable times for the purpose of making necessary repairs to any other portion of the Property adjacent to the Leased Premises which may require an entrance in the Leased Premises, provided, however, that it shall be done at such time or times and under such circumstances as to cause the least disturbance or interference with Tenant’s occupancy of the Leased Premises. Landlord shall have the right to show the Leased Premises to prospective tenants at all reasonable times during the last six (6) months of the Lease Term.

SUBORDINATION AND ATTORNMENT

11.A. Subordination. Unless a Mortgagee (hereinafter defined) shall otherwise elect as provided in Section 11.B., Tenant’s rights under this Lease are and shall remain subject and subordinate to the operation and effect of:

a)	any lease of land only or of land and building in a sale-leaseback or lease-subleaseback transaction involving the Leased Premises or Landlord’s interest therein; or

b)

any mortgage, deed of trust or other security instrument constituting a lien upon the Leased Premises or Landlord’s interest therein, whether the same shall be in existence at the date hereof or created hereafter, any such lease, mortgage, deed of trust or other security instrument (a “Mortgage”), and the party or parties having the benefit of the same, whether as lessor, mortgagee, trustee or noteholder (a “Mortgagee”). Tenant covenants and agrees that all of Tenant’s rights hereunder are and shall be subject and subordinate to the lien of any Mortgage hereafter placed on the Leased Premises or any part thereof, and to any and all renewals, modifications, consolidations, replacements, extensions or substitutions of any Mortgage. Such subordination shall be automatic, without the execution of any further subordination agreement by Tenant. If, however, a written subordination agreement consistent with this provision is required by a Mortgagee from time to time, Tenant agrees to execute, acknowledge and deliver the same and in the event of failure to do so, Landlord may, in addition to any other remedies for breach of covenant hereunder, execute, acknowledge and deliver the same as the agent or attorney-in-fact of Tenant, and Tenant hereby irrevocably constitutes Landlord its attorney-in-fact for such purpose.

B. Mortgagee’s Unilateral Subordination. If a Mortgagee shall so elect by notice to Tenant or by the recording of a unilateral declaration of subordination, this Lease and Tenant’s rights hereunder shall be superior and prior to the rights under the Mortgage of which such Mortgagee has the benefit, with the same force and effect as if this Lease had been executed, delivered and recorded prior to the execution, delivery and recording of such Mortgage, subject, nevertheless, to such conditions as may be set forth in any such notice or declaration.

C. Attornment. If any person shall succeed to all or part of Landlord’s interest in the Leased Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if so requested or required by such successor in interest, Tenant shall attorn to such successor in interest and shall execute such agreement in confirmation of such attornment as such successor in interest shall reasonably request.

D. Estoppel Certificates. Tenant shall, without charge, at any time and from time to time, within ten (10) days after receipt of request therefor by Landlord, execute, acknowledge and deliver to Landlord and to such Mortgagee or other party as may be designated by Landlord a written estoppel certificate in form and substance as may be requested from time to time by Landlord or any Mortgagee, certifying to Landlord, any Mortgagee, any purchaser of Landlord’s interest in Property, or any other person or entity designated by Landlord, as of the date of such estoppel certificate, the following: (a) whether Tenant is in possession of the Leased Premises; (b) whether this Lease is in full force and effect; (c) whether there are any amendments to this Lease, and if so, specifying such amendments; (d) whether there are any then-existing setoffs or defenses against the enforcement of any rights hereunder, and if so, specifying such matters in detail; (e) the dates, if any, to which any rent or other sums due hereunder have been paid in advance and the amount of any security deposit held by Landlord; (f) that Tenant has no knowledge of any then-existing defaults of Landlord under this Lease, or if there are such defaults, specifying them in detail; (g) that Tenant has no knowledge of any event having occurred that authorizes the termination of this Lease by Tenant, or if such event has occurred specifying it in detail; (h) the address to which notices to Tenant under this Lease should be sent; and (i) any and all other matters requested by Landlord. Any such estoppel certificate may be relied upon by any Mortgagee and/or any other person or entity to whom it is directed or by any other person or entity who could reasonably be expected to rely on it in the normal course of business. The failure of Tenant to execute, acknowledge and deliver such a certificate in accordance with this Section 11.D. within ten (10) days after a request therefor by Landlord shall constitute an acknowledgment by Tenant, which may be relied on by any person or entity who would be entitled to rely upon any such certificate, that such certificate as submitted by Landlord to Tenant is true and correct, and Landlord is hereby authorized to so certify.

E. Non-Disturbance Agreement. Landlord agrees to use its best efforts to obtain a non-disturbance agreement in favor of Tenant from all existing and future Mortgagees in a form satisfactory to each such Mortgagee. All fees associated with attaining the non-disturbance agreement shall be borne by Tenant.

ASSIGNMENT AND SUBLETTING

12. Tenant agrees for itself and its permitted successors and assigns in interest hereunder that it will not: (i) assign or otherwise transfer, mortgage or otherwise encumber this Lease or any of its rights hereunder; (ii) sublet the Leased Premises or any part thereof or permit the occupancy or use of the Leased Premises or any part thereof by any person other than Tenant; and/or (iii) permit the assignment or other transfer of this Lease or any of Tenant’s rights hereunder by operation of law or otherwise (each of the events referred to in the foregoing clauses (i), (ii) and (iii) being hereinafter referred to as a “Transfer”), without the prior written consent of Landlord in each instance first obtained, which consent may be given or withheld in Landlord’s sole discretion. Any consent given shall not constitute a consent to any subsequent Transfer. Any attempted Transfer without Landlord’s consent shall be null and void and shall not confer any rights upon any purported transferee, assignee, mortgagee, sublessee, or occupant. No Transfer, regardless of whether Landlord’s consent has been granted, shall be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person guaranteeing the obligations of Tenant hereunder. A Transfer shall be deemed to include any Transfer by sale, assignment, bequest, inheritance, operation of law, or other disposition of partnership interests or corporate shares or assets which result in a change in control of 51% or more of the ownership interests in Tenant. Notwithstanding anything contained herein to the contrary, Landlord shall not be required to consider or review any Transfer request unless each such request by Tenant is accompanied by a nonrefundable fee payable to Landlord in the amount of Seven Hundred Fifty Dollars ($750.00) to cover Landlord’s administrative, legal and other costs and expenses incurred in processing each of Tenant’s Transfer requests. Neither Tenant’s payment nor Landlord’s acceptance of such a fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s Transfer request. In the event of an assignment or sublet, Tenant agrees to pay Landlord 50% of any profits gained from such Transfer.

Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to a sublet or assignment of this Lease by Tenant provided that: (a) Tenant shall provide Landlord with reasonable financial information for Landlord to determine, in its reasonable discretion, whether such entity has a financial capacity and net worth sufficient to comply with the terms of this Lease; (b) such proposed subtenant or assignee shall continue to use the Leased Premises for general office use; (c) Landlord determines that the nature of the proposed subtenant’s or assignee’s business is appropriate for a first class office building; (d) [intentionally omitted]; (e) Tenant is not in default under any terms, covenants, or conditions of this Lease at the time the sublet or assignment is requested or consummated; and (f) such proposed sublet or assignment will not, in Landlord’s reasonable determination, result in a significantly increased demand for parking spaces at the Property. Other than as specifically provided in this section, Tenant shall not encumber this Lease in any way nor shall Tenant assign, or permit the assignment of, any of its rights under this Lease. Consent by Landlord to any assignment or subletting shall not be deemed to release Tenant from any of its obligations hereunder or to alter, impair or release the obligations of any person or entity guaranteeing the obligations of Tenant hereunder.

Notwithstanding anything to the contrary contained in this Section 12, Tenant may assign this Lease or sublet the premises for any of the then-remaining portion of the unexpired Term without Landlord’s consent, but upon ten (10) days’ prior written notice to Landlord) to (a) any parent, subsidiary or affiliate corporation of Tenant, (b) the surviving corporation in connection with a merger or consolidation of Tenant or any of its subsidiaries or parents, or (c) a purchaser of all or substantially all of the assets of Tenant or the stock of Tenant, provided that in either case: (i) the net worth of the assignee or sublessee shall not be less than the net worth of Tenant as of the date of this Lease (as evidenced by certified financial statements of such assignee or sublessee, delivered to Landlord simultaneously with Tenant’s request for consent to so assign or sublet); (ii) such assignee or sublessee shall continue to operate the business in the Premises in accordance with the Permitted Use and pursuant to all of the terms and provisions of this Lease; (iii) the tenant to which the Premises were initially leased shall continue to remain liable under this Lease for the performance of all terms, including, but not limited to, the payment of rent and any other sums due under this Lease; (iv) Tenant shall not be in default (beyond applicable cure periods, if any) of any of the terms and provisions of this Lease on the effective date of such assignment, and (v) such assignee or sublessee shall be of good reputation and have prior experience in the business of Tenant.

IMPROVEMENTS

13.A. By Landlord. Landlord, at Tenant’s expense, shall use its best efforts to provide the following improvements to the Leased Premises as detailed on Exhibit C attached hereto and made a part hereof prior to May 31, 2007 provided Tenant executes this Lease by March 30, 2007:

•	seven (7) private offices along the north side of Suite 500	$22,220.00
•	thirteen (13) private offices along the north side of Suite 600	$39.037.00

	Tenant’s total cost	$61,257.00

Simultaneously with Tenant’s execution of this Lease, Tenant shall pay to Landlord and amount equal to Thirty Thousand Six Hundred Twenty-Eight and 50/100 Dollars ($30,628.50) which represents 50% of Tenant’s total cost as stated above. The balance of such total cost Thirty Thousand Six Hundred Twenty-Eight and 50/100 Dollars ($30,628.50) shall be payable to Landlord by Tenant on the later to occur of substantial completion of such work, not to include incomplete punchlist items, or May 31, 2007.

Promptly after execution of this Lease, Landlord shall provide Tenant with Exhibit B in autocad format.

Landlord shall provide, at Landlord’s sole cost and expense, initial space plan services to Tenant for improvements, described above, to be made by Landlord, to the Leased Premises.

DAMAGE TO LEASED PREMISES

14.A. Landlord’s Obligation to Repair and Reconstruct. If the Leased Premises shall be damaged by fire, the elements, accident or other casualty (any of such causes being referred to herein as a “Casualty”), but the Leased Premises shall not be thereby rendered wholly or partially untenantable, Landlord shall promptly (due allowance being made for delay which may arise by reason of adjustment of loss under insurance policies and for reasonable delays due to causes beyond Landlord’s control such as strikes, weather, acts of God, etc.) cause such damage to be repaired and there shall be no abatement of rent. If, as the result of a Casualty, the Leased Premises shall be rendered wholly or partially untenantable, then, subject to the provisions of Section 14.B., Landlord shall cause such damage to be repaired and all Rent, except for that rent due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder, shall be abated proportionately as to the portion of the Leased Premises rendered untenantable during the period of such untenantability. Such repairs shall be made at the expense of Landlord. Landlord shall not be liable for interruption to Tenant’s business or for damage to, or replacement or repair of, Tenant’s personal property (including, without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) or to any leasehold improvements installed in the Leased Premises by or on behalf of Tenant or otherwise, all of which damage, replacement or repair shall be undertaken and completed by Tenant promptly.

B. Landlord’s Option to Terminate this Lease. If the Leased Premises are: (1) rendered wholly untenantable; (2) damaged as a result of any cause which is not covered by Landlord’s insurance; or (3) damaged or destroyed in whole or in part during the last one (1) year of the Lease Term, or, if in the opinion of Landlord, the Property is totally or substantially damaged or destroyed and Landlord elects not to rebuild the same to its prior condition, then, in any of such events, Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of such event. If such notice is given, the rights and obligations of the parties shall cease as of the date of such notice, and Rent (other than any Additional Rent due Landlord by reason of Tenant’s failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

C. Insurance Proceeds. If Landlord does not elect to terminate this Lease pursuant to Section 14.B., Landlord shall, subject to the prior rights of any Mortgagee, disburse and apply any insurance proceeds received by Landlord to the restoration and rebuilding of the Leased Premises in accordance with Section 14.A. hereof. All insurance proceeds payable with respect to the Leased Premises (excluding Tenant’s trade fixtures, inventory and other movable personal property) shall belong to and shall be payable to Landlord.

D. Landlord’s and Tenant’s Option to Terminate. Notwithstanding anything in this Section 14 of this Lease to the contrary, if the Leased Premises are made “substantially untenantable” by fire or other casualty and Landlord has not otherwise terminated this Lease as permitted under this Section 14, then Landlord shall, not later than sixty (60) days following the casualty, notify Tenant in writing stating Landlord’s good faith estimate of the time required to substantially complete the repair, rebuilding and restoration of the Leased Premises (said notice is hereinafter referred to as the (“Estimate Notice”). If the estimated restoration period set forth in the Estimate Notice exceeds one hundred eighty (180) days from the date of the casualty, Landlord or Tenant may elect, by written notice to the other, to terminate this Lease. If either party fails to exercise such right to terminate this Lease within thirty (30) days of Landlord’s delivery of the Estimate Notice, or if the Estimate Notice indicates that the repair, rebuilding or restoration can be substantially completed within one hundred eighty (180) days from the date of casualty, this Lease shall remain in full force and effect and Landlord shall proceed with due diligence to repair, rebuild and restore the Leased Premises. For the purpose of this Lease, the term “substantially untenantable” shall describe a situation in which fifty percent (50%) or more of the Leased Premises is rendered untenantable.

CONDEMNATION

15. If the whole or any part of the Leased Premises shall be taken under the power of eminent domain, then this Lease shall terminate as to the part so taken on the day when Tenant is required to yield possession thereof, and Landlord shall (subject to Landlord’s right to terminate described below) make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition. Upon such taking, the Rent shall be reduced proportionately by the portion of the Leased Premises so taken. If the amount of the Leased Premises so taken is such as to substantially impair the usefulness of the Leased Premises for the purposes for which the same are hereby leased, then either party shall have the right to terminate this Lease as of the date when Tenant is required to yield possession. The compensation awarded for such taking, both as to Landlord’s reversionary interest and Tenant’s interest under this Lease, shall belong to and be the sole property of Landlord. Tenant shall have no claim against Landlord nor be entitled to any award or damages other than an abatement of the rent beyond the termination date and compensation paid, if any, for moving expenses and/or cost of removal of stock and/or trade fixtures. The foregoing notwithstanding, Tenant shall not be precluded from maintaining its own action against the condemning authority for compensation for loss of business or good will. In addition, Landlord shall have the right to terminate this Lease in the event any taking by condemnation materially impairs the economic viability of the Property, in Landlord’s sole discretion, regardless of the effect of any such taking on the Leased Premises.

INDEMNITY AND INSURANCE

16.A. Indemnity by Tenant. To the extent permitted by law and subject to Section 16.G., Tenant shall and does hereby agree to indemnify, hold harmless and defend Landlord, and their respective tenants and subtenants, from and against any and all claims, actions, damages, liabilities and expenses, including attorneys’ and other professional fees, in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof or any other part of the Leased Premises, occasioned wholly or in part by any act or omission of Tenant, its officers, agents, invitees, contractors or employees.

Landlord shall indemnify and hold Tenant harmless from all loss, damage, claim of damage, liability or expense whatsoever on all counts of any damage, claim of damage, liability, or expense for injury to persons caused by negligent acts or misconduct of Landlord, its agents or employees, within the common areas of the Property.

B. Landlord not Responsible for Acts of Others. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage which may be occasioned by or through the acts or omissions of persons occupying space adjoining the Leased Premises or any part of the premises adjacent to or connecting with the Leased Premises or any other part of the Property, or otherwise, or for any loss or damage resulting to tenant, or those claiming by, through or under Tenant, or its or their property, from the breaking, bursting, stoppage or leaking of electrical cable and wires, or water, gas, sewer or steam pipes. To the maximum extent permitted by law, tenant agrees to use and occupy the Leased Premises, and to use such other portions of the Property as Tenant is herein given the right to use, at Tenant’s own risk.

C. Policy Requirements. The company or companies writing any insurance which Tenant is required to carry and maintain or cause to be carried or maintained pursuant to Section 16.D., as well as the form of such insurance, shall be licensed to do business in the State of Maryland. Public liability and special form insurance policies evidencing such insurance shall name Landlord and/or its designee(s) as additional insured, shall be primary and non-contributory, and shall also contain a provision by which the insurer agrees that such policy shall not be canceled, materially changed or not renewed without at least thirty (30) days advance notice to Landlord, c/o Hill Management Services, Inc., 9640 Deereco Road, Timonium, Maryland 21093, by certified mail - return receipt requested, or its designee. All policies shall be written on an occurrence, rather than a claims made basis. Each such policy, or a certificate thereof, shall be deposited with Landlord by Tenant promptly upon commencement of Tenant’s obligation to procure the same. If Tenant shall fail to perform any of its obligations under Sections 16.D. or 16.E., Landlord may perform the same and the cost of same shall be deemed Additional Rent and shall be payable upon Landlord’s demand.

D. Tenant’s Insurance. At all times after the Leased Premises are released to Tenant for construction of its improvements, Tenant shall carry and maintain, at its sole expense:

(1)

Commercial general liability insurance, including insurance against assumed or contractual liability under this Lease against any liability arising out of the ownership, use, occupancy or maintenance of the Leased Premises and all areas appurtenant thereto, to afford protection with limits of not less than:

	$2,000,000	General Aggregate
	$1,000,000	Products/Completed Operation
	$1,000,000	Per Occurrence
	$1,000,000	Personal/Advertising Injury
	$10,000	Medical Payments
	$150,000	Fire Legal

(2)

Special form property insurance, including replacement cost endorsement, covering the value of the leasehold improvements made by tenant to the Leased Premises and the value of tenant’s personal property in the Leased Premises (including without limitation, inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant under the provisions of this Lease) and all leasehold improvements installed in the Leased Premises by or on behalf of Tenant or otherwise. Any deductible under any such policy shall not exceed $5,000.

(3)	[Intentionally omitted];

(4)	Worker’s compensation or similar insurance in form and amounts required by law.

(5)	Commercial auto limit of $500,000.00.

sheetrock or ceiling tiles, steam, gas, electricity, water, rain, snow, or dampness which may leak or issue from or through any part of the Leased Premises, or from pipes, appliances or plumbing, or from sewers, or the street, or subsurface, or from any other place by dampness or other cause of whatsoever nature unless due to Landlord’s gross negligence or willful misconduct. Tenant shall defend and indemnify Landlord from any claim of liability from which Landlord is hereby exonerated.

HOLDING OVER AND SURRENDER

18.A. Holding Over. This Lease and the tenancy hereby created shall cease and expire at the end of the Initial Lease Term, or, if applicable, at the expiration of any renewal period(s), without the necessity of any notice of termination from either Landlord or Tenant, and Tenant hereby waives any statutorily or otherwise required notice to remove, quit or vacate. If Tenant holds possession of the Leased Premises after the expiration or sooner termination of this Lease for any reason, Tenant shall be deemed to be a tenant-at-will and Tenant shall pay Landlord one and one-half times the Rent (including, without limitation, base or Annual Rent, Additional Rent and any taxes or operating or maintenance costs pass-through to the Tenant under the terms of this Lease) reserved in this Lease for such period of time as Tenant remains in possession of the Leased Premises; but such payment of rent shall not create any lease arrangement whatsoever between Landlord and Tenant. During such period, Landlord shall retain all of Landlord’s rights under this Lease and shall be entitled to the benefit of any law respecting summary recovery of possession of leased premises from a tenant holding over regardless of whether or not any required statutory notice to quit, vacate or surrender has been given by Landlord. If the Leased Premises be not surrendered at the expiration or sooner termination of this Lease, then Tenant shall indemnify, defend and hold Landlord harmless against all loss, claim, expense or liability resulting from the delay by Tenant in so surrendering the Leased Premises, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant’s obligations under this Section shall survive the expiration of the Lease Term (including renewal(s)) or the earlier termination of this Lease.

B. Surrender of Leased Premises. On or before the expiration of the Lease Term or any earlier termination of this Lease, Tenant shall at its sole expense: (i) surrender to the Landlord possession of the Leased Premises (including any fixtures or other improvements that are owned by Landlord or that are to remain with the Leased Premises as provided in this Lease) in good order and repair (ordinary wear and tear excepted) and broom clean, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, fixtures and equipment at any time made or installed in, upon or to the interior or exterior of the Premises, except Tenant’s personal property and all trade fixtures, all of which shall thereupon become the property of Landlord without any claim by Tenant therefore; (ii) carefully remove (so as not to damage any portion of the Leased Premises) there from all signs, goods, effects, machinery, fixtures and equipment and other items of Tenant’s personal property used in conducting Tenant’s trade or business which are neither part of the improvements to the Leased Premises nor owned by the Landlord and that are not remain with the Premises as provided in this Lease; and (iii) repair any damage caused by such removal.

Additionally, unless Landlord elects, in its sole discretion, by written notice delivered to Tenant within five (5) days after the expiration of earlier termination of this Lease, to retain any or all wires, cables and similar installations appurtenant thereto (“Wires”) installed by Tenant, or by Landlord at Tenant’s request or expense, within the Leased Premises or anywhere else in the building in which the Leased Premises are located, including, without limitation, plenums or risers, then Tenant shall remove the Wires within the fifteen (15) day period set forth in the immediately preceding paragraph, and, in connection with such removal, Tenant shall restore the Leased Premises or building to the condition it was in prior to the installation of the Wires. If Landlord elects to retain any or all of the Wires, then the retained Wires shall be left in good and safe condition, working order, properly labeled and capped or sealed at each end and in each telecommunications/electrical closet and junction box; and such Wires shall be free and clear of all liens and encumbrances. If Tenant elects to discontinue the use of any Wires, but continues to occupy and use the Leased Premises, then Tenant shall so notify Landlord in writing within thirty

(30) days of such discontinuation, and Landlord shall have the right, at its sole discretion, to elect to retain such Wires or to have Tenant remove the same in accordance with the foregoing provisions of this Subsection B.

If Tenant shall fail to remove any of Tenant’s personal property, trade fixtures or Wires (to the extent not retained by Landlord), such personal property, trade fixtures or Wires shall, at the option of Landlord, either: (i) be deemed abandoned and become the exclusive property of Landlord; or (ii) removed and stored (except Wires may be discarded) by Landlord at the expense of Tenant without further notice to or demand upon Tenant, and Landlord may hold Tenant responsible for any and all charges and expenses incurred by Landlord therefore.

All personal property not removed by the Tenant from the Leased Premises within fifteen (15) days after the earlier to occur of: (i) the expiration of the Lease Term; (ii) the termination of the Lease; or (iii) the date the Tenant abandons the Leased Premises or otherwise ceases to do business therein; will be conclusively presumed to have been abandoned by the Tenant and the Landlord, may at the Landlord’s sole option, thereafter take possession of such property and either declare the same to be the property of the Landlord or, at the expense of the Tenant, dispose of such property in any manner and for whatever consideration the Landlord, in its sole discretion, deems advisable.

DEFAULT AND REMEDIES

19.A. “Event of Default” Defined. Any one or more of the following events shall constitute an “Event of Default”:

(1)

the sale of Tenant’s interest in the Leased Premises under attachment, execution or similar legal process or, if Tenant is adjudicated to be bankrupt or insolvent and such adjudication is not vacated within thirty (30) days;

(2)

the filing of a voluntary or involuntary petition proposing the adjudication of Tenant or any guarantor of Tenant’s obligations hereunder as a bankrupt or insolvent, or the reorganization of Tenant or any such guarantor, or an arrangement by Tenant or any such guarantor with its creditors, whether pursuant to the United States Bankruptcy Act or any similar federal or state proceedings, unless such petition is filed by a party other than Tenant or any such guarantor and is withdrawn or dismissed within thirty (30) days after the date of filing;

(3)	the admission in writing by Tenant or any such guarantor of its inability to pay its debts when due;

(4)	the appointment of a receiver or trustee for the business or property of Tenant or any such guarantor, unless such appointment shall be vacated within ten (10) days of its entry;

(5)

the making by Tenant or any such guarantor of an assignment for the benefit of its creditors, or if in any other manner Tenant’s interest in this Lease shall pass to another by operation of law in violation of the liens hereof;

(6)	the failure of Tenant to pay any Rent or other sum of money within ten (10) days after the same is due hereunder;

(7)

default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same; provided, however, if Tenant shall default in the performance of any such covenant or agreement of this Lease two (2) or more times in any twelve (12) month period, then, notwithstanding that such defaults have each been cured by Tenant, any further similar default shall be deemed an Event of Default without the ability for cure;

(8)	[intentionally omitted]; and

(9)	the occurrence of any other event described as constituting an Event of Default or default elsewhere in this Lease.

B. Remedies. Upon the occurrence of an Event of Default, Landlord, without notice to Tenant in any instance (except where expressly provided for below) may do any one or more of the following:

(1)

sell at public or private sale all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Leased Premises during the Lease Term, whether exempt or not from sale under execution or attachment (it being agreed that said property shall at all times be bound with a lien in favor of Landlord and shall be chargeable for all rent for the fulfillment of the other covenants and agreements herein contained) and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property (including all attorneys’ fees), second, toward the payment of any indebtedness, including (without limitation) indebtedness for rent, which may be or may become due from Tenant to Landlord, and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to landlord has been fully paid;

(2)

perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together with interest thereon at the Default Rate from the date of such expenditure, shall be deemed Additional Rent and shall be payable by Tenant to Landlord upon demand. Notwithstanding the provisions of this clause (2) and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in this clause (2) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by failure to take rapid action or if the unperformed obligation of Tenant constitutes an emergency;

(3)

elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant without any right on the part of Tenant to save the forfeiture by payment of any sum due or by other performance of condition, term, agreement or covenant broken, or elect to terminate Tenant’s possessory rights and all other rights of Tenant without terminating this Lease, and in either event, at any time thereafter without notice or demand and without any liability whatsoever, re-enter the Leased Premises by force, summary proceedings or otherwise, and remove Tenant and all other persons and property from the Leased Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby;

(4)	accelerate all Rent and other sums of money due hereunder; and/or

(5)	exercise any other legal or equitable right or remedy (including, but not limited to, obtaining injunctive relief) which it may have.

Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys’ fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be Additional Rent and shall be repaid to Landlord by Tenant upon demand. To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption which Tenant may have under any current or future laws in the event Tenant is evicted or dispossessed for any reason.

C. Damages. If this Lease is terminated pursuant to Section 19.B., Tenant nevertheless shall remain liable for any rent and damages which may be due or sustained prior to such termination, all reasonable costs, fees and expenses including, but not limited to, reasonable attorneys’ fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Leased Premises to others from time to time (all such rent, damages, costs, fees and expenses being referred to herein as “Termination Damages”), additional damages which shall be that amount equal to accelerated rent, Percentage Rent (if any), Additional Rent and other sums due hereunder for the balance of the Lease Term, discounted to present value at a rate equal to the then applicable discount rate of the Federal Reserve Bank in Baltimore, Maryland plus one (1) percentage point (the “Liquidated Damages”), and all consequential damages to Landlord for Tenant’s failure to surrender the Leased Premises in accordance with the provisions of this Lease (and this clause shall survive the termination of this Lease). In determining such Liquidated Damages, the amount of Additional Rent and Percentage Rent (if any) shall be deemed to be the amount equal to the amounts of Additional Rent payable in the Lease Year immediately preceding the Lease Year in which default occurs (annualized in the event such preceding Lease Year is less than 12 months), discounted to present value. Provided Landlord obtains a final money judgment against Tenant for the Termination Damages and the Liquidated Damages, if Landlord relets the Leased Premises prior to the expiration of the Lease Term, all Rent which would have been collected by Landlord from Tenant now paid by a new tenant will be credited against such judgment.

Landlord may relet the Leased Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Leased Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Leased Premises or any failure by Landlord to collect any rent due upon such reletting.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain, in proceedings for the termination of this Lease by reason of bankruptcy or insolvency, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

MECHANICS’ LIENS

20. No work performed by Tenant pursuant to this Lease, whether in the nature of erection, construction, alteration, or repair, shall be deemed to be done at the direction of or for the immediate use and benefit of Landlord. No mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to improve the Leased Premises. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its contractor on or about the Leased Premises. In the event any mechanic’s or other lien shall at any time be filed against the Leased Premises by reason of work, labor, services or materials performed or furnished, or alleged to have been performed or furnished to Tenant or to anyone holding the Leased Premises through or under Tenant, or if Landlord or Tenant shall receive a written notice of any intent to file a lien, Tenant shall cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be so discharged or bonded after being notified of the filing thereto or the intent to file such lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord including reasonable attorneys’ fees incurred by Landlord, either in defending against such lien or in procuring the bonding or discharge of such lien, together with interest thereon at the Default Rate, shall be due and payable by Tenant to Landlord upon demand as Additional Rent.

SECURITY INTEREST

21. [Intentionally Omitted].

BROKERS’ COMMISSIONS

22. Landlord recognizes CB Richard Ellis as the sole broker procuring this Lease and shall pay said broker a commission therefor pursuant to a separate agreement between said broker and Landlord. Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

COMPLIANCE WITH LAWS

23.A. Except for conditions existing prior to Tenant’s occupancy of the Leased Premises under it’s sublease with Rehabcare Group, Inc., Tenant, at its sole expense, shall promptly observe and comply with, whether now in force or which may hereafter be in force, all federal, state and local laws, orders, rules, requirements and regulations, and of any and all governmental authorities or agencies and of any board of fire underwriters or other similar organization respecting the Leased Premises and the manner in which the Leased Premises are or should be used, occupied and maintained by Tenant; provided, however, that Landlord and not Tenant shall make all structural changes and correct all structural defects in the Leased Premises necessary to comply with requirements of law, and make all repairs, changes or alterations necessary because the Leased Premises were not constructed in compliance with any of said statutes, ordinances, laws, orders, regulations or requirements. All licenses, fees, and charges arising out of Tenant’s use of the Leased Premises and all charges for minor privileges occasioned by the occupancy of Tenant shall be the responsibility of Tenant.

B. Tenant, at its sole expense, shall comply with all requirements of (i) the Americans with Disabilities Act of 1990 and with all rules, regulations and guidelines thereto, as the same are in effect on the date hereof and may hereafter be amended, modified or supplemented (collectively the “ADA”), (ii) the Maryland State Human Relations Commission Act (the “SHRCA”) and (iii) any other similar laws, rules or regulations, as they relate to the Leased Premises and the conduct of Tenant’s business therein. Any and all alterations, additions and improvements required or permitted to be made by Tenant pursuant to the terms of this Lease (collectively the “Alterations”) shall be subject to the requirements of this Section 23. Notwithstanding anything contained herein to the contrary, if the Alterations, or Tenant’s use and occupancy of the Leased Premises, necessitate any alterations or improvements to any other parts of the Property outside the Leased Premises, Tenant shall pay the full cost of such alterations or improvements promptly upon demand by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from any and all lawsuits, actions, claims, losses, damages, costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Landlord as a result of Tenant’s failure to comply with any provisions of this Section 23, which obligation shall survive the expiration or earlier termination of this Lease. If Tenant fails to comply with its obligations hereunder, Landlord shall have the right, in its sole discretion, to do or cause to be done any and all work necessary to comply with same, and Tenant shall pay the cost thereof as Additional Rent. Tenant shall pay such Additional Rent within ten (10) days after receipt of a bill from Landlord. Within ten (10) days after receipt, Tenant shall provide Landlord with copies of any notices alleging violation of the ADA relating to any portion of the Leased Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Leased Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Leased Premises.

Notwithstanding the foregoing, Landlord represents and warrants, to the best of its knowledge, without inquiry or investigation, that the Leased Premises, upon the Commencement Date of this Lease, complies with all laws and regulations, including without limitation, the ADA and SHRCA

ENVIRONMENTAL REQUIREMENT

24.A. Tenant shall (a) not engage in any activity which will result in any “hazardous materials contamination” (defined herein) to the Leased Premises, (b) immediately give notice to Landlord upon acquiring knowledge of the presence of any “hazardous waste” or “hazardous substance” or “hazardous material” (as those terms are defined herein) in the Leased Premises or any hazardous materials contamination with a complete description thereof; (c) comply with all laws, ordinances, rules, regulations, orders and directives requiring the removal, treatment or disposal of any hazardous materials contamination and provide Landlord, upon demand, with satisfactory evidence of such compliance; (d) provide Landlord, within thirty (30) days after notice, with assurance that the necessary funds are available to pay the cost of removing, treating and disposing of any hazardous materials contamination caused by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders; (e) discharge any lien which may be established on the Leased Premises as a result of any hazardous materials contamination; and (f) defend, indemnify and hold harmless Landlord and any Mortgagee, if any, from any and all claims, losses, costs, damages or expenses, including but not limited to reasonable attorneys’ fees and court costs, which may be asserted as a result of the presence of any hazardous substance or hazardous waste or hazardous material on the Leased Premises or any hazardous materials contamination due to any actions by Tenant or any of its agents, employees, contractors, invitees, assignees, subtenants, officers, directors or shareholders. “Hazardous materials contamination” means the contamination of the Leased Premises, facilities, soil, ground water, air, or other elements on, or off, any other property as a result of any hazardous substance or hazardous waste or hazardous material at any time emanating from the Leased Premises. The term “hazardous waste” as used herein shall have the same meaning as defined in the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder. The term “hazardous substance” as used herein shall have the same meaning as defined in (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder, and the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended). The term “hazardous material” as used herein shall mean (a) any “oil” as defined in Section 4-401(g) of the Environment Article of the Annotated Code of Maryland (1987 Vol., as amended), and/or (b) any material or substance that, whether by its nature or use, is subject to regulation under any present or future law, ordinance, rule, regulation, order or directive, addressing environmental health or safety issues, of or by any federal, state or local government or governmental agency (collectively “Environmental Requirements”).

Notwithstanding the foregoing, Landlord represents and warrants, to the best of its knowledge, without inquiry or investigation that the Leased Premises upon the Commencement Date of this Lease, complies with all Environmental Requirements.

B. Tenant hereby covenants and agrees that if at any time it is determined that Tenant, its agents, employees, contractors or invitees have placed or stored on or brought onto the Property materials which under any Environmental Requirements require special handling in collection, storage, treatment, or disposal, Tenant shall immediately take or cause to be taken, at its sole expense, such actions as may be necessary to comply with all Environmental Requirements. If Tenant shall fail to take such action, Landlord may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so; and all sums so advanced or paid, including all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, reasonable attorneys’ fees, fines, or other costs, shall be repaid by Tenant, upon demand by Landlord, and shall bear interest at the rate of four percent (4%) per annum above the prime rate of interest that is publicly announced by Bank of America from time to time. Failure of Tenant to comply with all Environmental Requirements shall constitute and be a default under this Lease.

Notwithstanding the above provisions of Section 24, Tenant shall not be responsible for any Hazardous Materials Contamination, Hazardous Waste, Hazardous Substance, or Hazardous Material that were present on the Property, including the Leased Premises, prior to the Commencement Date of this Lease.

NOTICES

25.A. Sending of Notices. All notices, demands, requests, approvals and consents (collectively referred to as “Notices”) required or permitted under this Lease shall be in writing and shall be either (i) personally delivered with signed receipt, (ii) sent by first class certified mail - return receipt request, postage prepaid, or (iii) sent by a nationally-recognized, overnight courier and addressed (i) if to Landlord, at 9640 Deereco Road, Timonium, Maryland 21093, or (ii) if to Tenant, at the Leased Premises, with a copy of legal and/or default notices to Jeffrey Abarbanel, Esquire, Fedder and Garten Professional Association, 36 S. Charles Street, Suite 2300, Baltimore, Maryland 21201. All Notices personally delivered shall conclusively be deemed delivered at the time of such delivery. All Notices sent by certified mail shall conclusively be deemed delivered two (2) days after the deposit thereof in the United States mails. All Notices delivered by overnight courier shall conclusively be deemed made one (1) business day after delivery to such courier service. Any party may designate a change of address by notice to the other party, given at least ten (10) days before such change of address is to become effective.

B. Notice to Mortgagees. If any Mortgagee shall notify Tenant that it is the holder of a mortgage affecting the Leased Premises, no notice, request or demand thereafter sent by Tenant to Landlord shall be effective unless and until a copy of the same shall also be sent to such Mortgagee to such address as such Mortgagee shall designate.

ADDITIONAL RENT

26. Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the basic rent herein reserved, whether or not such sum is herein designated as additional rent or provision is made for the collection of said sum as additional rent, said sum shall nevertheless be deemed Additional Rent and shall be collectible as such with the first installment of rent thereafter falling due hereunder. Landlord shall make, from time to time during the Term, a reasonable estimate of the Additional Rent including, without limitation, Tenant’s Proportionate Share of operating or common area expenses, real estate taxes or insurance, which may become due for any calendar year and require Tenant to pay to Landlord for each calendar month during such year one twelfth (1/12) of such Additional Rent, at the time and in the manner that Tenant is required hereunder to pay the monthly installment of the basic rent for such month; and increase or decrease from time to time during such calendar year the amount initially so estimated for such calendar year, all by giving Tenant a revised invoice therefor, accompanied by a schedule setting forth in reasonable detail the expenses comprising such costs, as so estimated, In such event, Landlord shall cause the actual amount of such Additional Rent to be computed and certified to Tenant within one hundred twenty (120) days after the end of such calendar year. Any overpayment or deficiency in Tenant’s payment of its share shall be adjusted between Landlord and Tenant; Tenant shall pay Landlord or Landlord shall credit Tenant’s account (or, if such adjustment is at the end of the Term, Landlord shall pay to Tenant), as the case may be, within fifteen (15) days after such notice to Tenant, such amount necessary to effect such adjustment. Landlord’s failure to provide such notice within the time prescribed above shall not relieve Tenant of any of its obligations hereunder. In the event Tenant in good faith disputes in writing the amount owed by Tenant as such Additional Rent, Tenant shall not be in default hereunder so long as Tenant pays all of the undisputed portion of such Additional Rent and as soon as such dispute is resolved promptly pays any remaining portion.

MISCELLANEOUS

2.A. Accord and Satisfaction. No receipt and retention by Landlord of any payment tendered by Tenant in connection with this Lease will give rise to, support, or constitute an accord and satisfaction, notwithstanding any accompanying statement, instruction, or other assertion to the contrary (whether by notation on a check or in a transmittal letter or otherwise), unless Landlord expressly agrees to an accord and satisfaction in a separate writing duly executed by the appropriate persons. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary. Landlord will be entitled to treat any such payments as being received on account of any item or items of rent, interest, expense, or damage due in connection herewith, in such amounts and in such order as Landlord may determine at its sole discretion.

B. Captions and Pronouns. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease, or the intent of any provision thereof. Reference to masculine, feminine, or neuter gender shall include all other genders.

C. Corporate Tenants. If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in the State of Maryland; all Tenant’s franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

D. Exhibits and Counterparts. All exhibits referred to herein are expressly incorporated in, and made a part of, this Lease. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same lease.

E. Fees and Expenses. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in this Lease, Landlord may immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, and if Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorneys’ fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to Tenant therefor.

F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Maryland.

G. Interpretation. Landlord and Tenant hereby agree that both parties were equally influential in preparing and negotiating this Lease, and each had the opportunity to seek the advice of legal counsel prior to the execution of this Lease. Therefore, Landlord and Tenant agree that no presumption should arise construing this Lease more unfavorably against any one party.

H. Limitation of Right of Recovery against Landlord. Notwithstanding anything to the contrary contained in this Lease, it is agreed and understood that Tenant shall look solely to the interest of Landlord on the Property for the enforcement of any judgment (or other judicial decree) requiring the payment of money by Landlord to Tenant by reason of any default or breach by Landlord in the performance of its obligations under this Lease, it being agreed hereby that no other assets of Landlord shall be subject to levy, execution, attachment or other such legal process for the enforcement or satisfaction of the remedies pursued by Tenant in the event of such default or breach. No personal judgment shall lie against Landlord. This provision, which shall inure to Landlord’s successors and assigns including any Mortgagee, is not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case Tenant obtains a judgment against Landlord.

I. No Option. The submission of this Lease for examination does not constitute a reservation of, or option for, the Leased Premises, and this Lease shall become effective only upon execution thereof by both parties.

J. No Oral Modification. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only in writing and when signed by the party against whom the modification is enforceable.

K. No Waivers. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

L. Performance of Landlord’s Obligations by Mortgagee. Tenant shall accept performance of any of Landlord’s obligations hereunder by any Mortgagee.

M. Possession. Landlord covenants and agrees that possession of the Leased Premises shall be given to Tenant as soon as the Leased Premises are ready for occupancy by said Tenant. In case possession, in whole or in part, cannot be given to Tenant on or before the Commencement Date of this Lease, Landlord agrees to abate the Annual Rent proportionately until possession is given to Tenant, and Tenant agrees to accept such pro-rata abatement as liquidated damages for the failure to obtain possession. If Tenant takes possession of the Leased Premises, in whole or in part, prior to the Commencement Date, Tenant’s obligation to pay Rent as set forth in this Lease shall commence as of the day Tenant obtains possession of the Leased Premises.

N. Recording. This Lease may be recorded at the option of Landlord or Tenant and, if either party so elects, the costs of such recording, including recordation tax and transfer tax, shall be paid by the party requesting such recordation.

O. Relocation. [Intentionally Omitted].

P. Remedies Cumulative. No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon strict performance of any agreement, term, covenant or Condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach shall constitute a waiver of any such breach. No waiver by Landlord of any breach by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Property shall affect or alter this Lease in any way whatsoever.

Q. Rental Sign. Landlord shall have the right to place a “For Rent” sign on any portion of the Leased Premises during the period beginning one hundred eighty (180) days prior to the expiration of the Lease Term and to place a “For Sale” sign thereon at any time.

R. Security Interest. [Intentionally Omitted].

S. Severability. If any portion of any term or provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

T. Several Liability. If Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

U. Prior Information. The Tenant acknowledges and agrees that no prior information provided or statements made by the Landlord or its agent(s) (“Prior Information”), including, without limitation, estimated gross sales and common area maintenance calculations, any other financial matters, and any matters related to: (i) any of the premises on the Property; (ii) the Property itself; or (iii) the number or kind of tenants on the Property, have in any way induced the Tenant to enter into this Lease. The Tenant acknowledges that prior to entering into this Lease, the Tenant has satisfied itself of all its concerns by conducting an independent investigation of the validity of such Prior Information.

V. Successors and Assigns. This Lease and the covenants, terms and conditions contained herein shall inure to the benefit of and be binding on Landlord, its successors and assigns, provided that, if Landlord shall transfer title to the Property, by operation of law or otherwise, Landlord shall be relieved of all covenants and obligations hereunder upon completion of such sale or transfer, and it shall be considered that the transferee has assumed and agreed to carry out all of the obligations of Landlord hereunder. This Lease and the covenants, terms and conditions contained herein shall be binding on and inure to the benefit of Tenant, its heirs, personal representatives, and permitted successors and assigns.

W. Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

X. Time is of the Essence. Landlord and Tenant hereby agree that time is of the essence in this Lease.

Y. Waiver of Jury Trial. Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim at law or in equity in any court of competent jurisdiction arising out of this Lease or Tenant’s occupancy of or right to occupy the Leased Premises. Tenant further agrees that in the event Landlord commences any summary proceeding for nonpayment of Rent or possession of the Leased Premises, Tenant will not, and hereby waives, all right to interpose any counterclaim of whatever nature in any such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

Z. Rules and Regulations. Tenant covenants that the rules and regulations appended hereto and such other and further rules and regulations as Landlord may make, which in its judgment are desirable for the reputation, safety, care or cleanliness of the Property and Leased Premises, or the operation or maintenance of the Property and its equipment, or the comfort or health of tenants, shall be faithfully observed and performed by Tenant. Tenant shall be deemed to have notice of any such rules and regulations when a copy thereof has been mailed to Tenant by Landlord at the time and in the manner set forth in this Lease for Notices. Landlord shall have the right to change such rules and regulations and to waive in writing, or otherwise, any or all of such rules and regulations in respect to one or more tenants, and Landlord shall not be responsible to Tenant for the non-observance or violation of any of such rules and regulations by any other tenant or other person. The provisions of the rules and regulations shall not be deemed to limit any covenant or provision of this Lease to be performed or fulfilled by Tenant.

AA. Disclosure. Tenant certifies that: (i) it is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by an Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any person, group, entity, or nation. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

RIGHT OF FIRST REFUSAL

28. The term First Refusal Space shall mean all contiguous office space to the Leased Premises that becomes available in the Property. If Landlord receives a bona fide offer from a third party to lease either a portion of or all of First Refusal Space, then, provided Tenant is not in default under the Lease and subject to any existing Right of First Refusal/Offer, Landlord shall notify Tenant (the “First Refusal Notice”) of the prospective tenant’s desire to lease such space and Tenant shall have five (5) days after the date of the First Refusal Notice to notify Landlord (“Tenant’s Acceptance Notice”) whether it desires to lease at least all of that portion of the First Refusal Space proposed to be leased by the prospective tenant If Tenant fails to notify Landlord within the five (5) day period that it desires to lease that portion of the First Refusal Space to be leased by the prospective tenant, and the prospective tenant fails to lease that portion of the First Refusal Space, then Tenant’s Right Of First Refusal on such portion shall continue. In addition, Tenant shall continue to have the first refusal right for that portion of the First Refusal Space not yet offered by Landlord. If and when Tenant exercises its first right of refusal for the First Refusal Space from time to time, Landlord and Tenant shall in good faith negotiate the terms and conditions (rental rate, etc.) under which Tenant shall lease such space based upon the fair market value of comparable office space in the Northern l-83/Hunt Valley marketplace including a tenant improvement allowance; if Tenant does not, within fifteen (15) days after the sending of Tenant’s Acceptance Notice, enter into an amendment to the Lease incorporating the terms under which that portion of the First Refusal Space is to be leased, Landlord shall have the right (but not the obligation) to declare Tenant’s first refusal right with respect to that portion of the First Refusal Space to be null and void and thereafter lease such portion of the First Refusal Space to another tenant without first offering the same to Tenant.

PARKING

29. So long as Tenant is not in default under the Lease, Landlord shall allocate to Tenant eight (8) parking spaces in the lower level indoor parking area of Executive Plaza for the term of the lease. Four (4) of these spaces shall be free of charge and Tenant’s decision to lease the remaining four (4) spaces shall be made within thirty (30) days of the Commencement Date of this Lease. In the event Tenant decides to lease the remaining four (4) spaces, Tenant shall pay Landlord One Hundred and 00/100 Dollars ($100.00) per month per space, payable monthly, in advance, on the first day of each month. Except as otherwise expressly set forth in this subsection 29, the terms and conditions of Tenant’s use of said parking space shall be governed by that certain Application and Lease for Executive Plaza Lower Level Indoor Parking executed by Tenant and Landlord.

EXPANSION RIGHT

30. Provided Tenant is not then in default of this Lease, Tenant shall have the ongoing right to expand, during the term of Tenant’s Sublease of the Leased Premises with Rehabcare Group, Inc. and the term of this Lease, into the vacant office space adjacent to Suite LL4 which is known as Suite LL10 (approximately 1,700 square feet) and/or the occupied office space adjacent to Suite 500 which is known as Suite 501 (approximately 4,063 square feet) and during the term of this Lease, the office space known as Suite 700 (approximately 12,568 square feet) only if Suite 700 is vacant upon the Commencement Date of this Lease, collectively (the “Expansion Space”). Tenant shall exercise its expansion right by giving Landlord ninety (90) days prior written notice of Tenant’s desire to lease the Expansion Space. In the event the Expansion Space includes Suite 501 Landlord shall use its best efforts to relocate the existing tenant within said ninety (90) day period provided i) Landlord has similar office space within the Property for such relocation subject to that tenant’s lease relocation clause and ii) Landlord and Tenant have entered into an Amendment to Lease within fifteen (15) days of Landlord’s receipt of the ninety (90) day notice described above.

The terms and conditions for the Expansion Space shall be based upon the fair market rented value for comparable office space in the Northern l-83/Hunt Valley marketplace. All costs associated with relocating an existing tenant for such expansion shall be shared equally by Landlord and Tenant.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal by their authorized agents on the date first above written.

WITNESS/ATTEST:	LANDLORD:

HILL MANAGEMENT SERVICES, INC., agent for the owner

	By:		(SEAL)

Anthony E. Giulio, President

	Date:	4/12/07

WITNESS/ATTEST:	TENANT:

PRACTICE MANAGEMENT PARTNERS Inc.

	By:		(SEAL)

Perry Snyder, CEO

	Date:	4/11/07

RULES AND REGULATIONS

The following Rules and Regulations have been formulated for the safety and well-being of all the tenants of the Property. Strict adherence to these Rules and Regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy on the Property. Any violation of these Rules and Regulations by any tenant which continues after notice from Landlord and after Tenant has had an opportunity to cure as provided for in the Lease Agreement, shall be sufficient cause for termination of this Lease at the option of Landlord.

Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing Rules and Regulations, provided that (a) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (b) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing Rules and Regulations unless such other tenant has received a similar waiver in writing from Landlord.

1.

The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Property not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from the Leased Premises. Landlord shall have the right to control and operate the public portions of the Property, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Leased Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators, and other public portions or facilities of the Property.

2.

No awnings or other projections shall be attached to the outside walls of the Property without the prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Leased Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality type, design and color and attached in the manner approved by Landlord.

3.

No sign, advertisement, notice, or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Leased Premises or Property without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. All interior signs on the doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord, and shall be of a size, color and style acceptable to Landlord.

4.

No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Property, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5.

The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

6.

There shall be no marking, painting, drilling into or other form of defacing or damage of any part of the Leased Premises or the Property. No boring, cutting or stringing of wires shall be permitted. No tenant shall construct, maintain, use or operate within the Leased Premises or elsewhere within or on the outside of the Property, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord’s prior written approval. However, Landlord shall not unreasonably withhold consent if Tenant wants to paint within the Leased Premises.

7.

No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on said Leased Premises except for such tenant’s employees use. No tenant shall cause or permit any unusual or objectionable odors to originate from the Leased Premises.

8.

No tenant shall make, or permit to be made, any disturbing noises or disturb or interfere with occupants of this or neighboring Properties or Leased Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

9.	No space in the Property shall be used for manufacturing, for the storage of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

10.	No flammable, combustible or explosive fluid, chemical or substances shall be brought or kept upon the Leased Premises.

11.

No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanism thereof without the prior written approval of Landlord. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used to ingress or egress. Each tenant shall, upon the termination of his tenancy, return to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by, such tenant and in the event of the loss of any such keys, such tenant shall pay to Landlord the cost of replacing the locks.

12.

All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agents may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Property and to exclude from the Property all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

13.

Any person employed by any tenant to do janitorial work within the Leased Premises must obtain Landlord’s consent prior to commencing such work, and such person shall, while in the Property and outside of said Leased Premises, comply with all instructions issued by the superintendent of the Property. No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said Leased Premises.

14.

No tenant shall purchase spring water, ice, coffee, soft drinks, towels, or other merchandise services from any company or persons whose repeated violations of the Property’s regulations have caused, in Landlord’s opinion, a hazard or nuisance to the Property and/or its occupants

15.

Landlord shall have the right to prohibit any advertising by any tenant which in Landlord’s opinion tends to impair the reputation of the Property or its desirability as a Property for offices, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

16.	The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

17.

No tenant shall occupy or permit any portion of the Leased Premises to be used or occupied as an office for a public stenographer or typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber or manicure shop, or as an employment bureau unless said tenant’s lease expressly grants permission to do so. No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said Leased Premises, nor advertise for laborers giving an address at said Leased Premises.

18.	Each tenant, before closing and leaving the Leased Premises at any time, shall see that all lights are turned off.

19.

The requirements of tenants will be attended to only upon application at the office of the Property. Property employees shall not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Property.

20.	Canvassing, soliciting and peddling on the Property is prohibited and each tenant shall cooperate to prevent the same.

21.	No water cooler, plumbing or electrical fixture shall be installed by any tenant.

22.

There shall not be used in any space, or in the public halls of the Property, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

23.	Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

24.	Mats, trash or other objects shall not be placed in the public corridors.

25.

Drapes installed by Landlord for the use of any tenant or drapes installed by any tenant which are visible from the exterior of the Property must be cleaned by such tenant at least once a year, without notice, at such tenant’s own expense.

SHAWAN ROAD
EP II
10 FLOORS
EP I
10 FLOORS
PLAZA
EP III
13 FLOORS
MCCORMICK ROAD
EP IV
7 FLOORS
SCHILLING CIRCLE

EXECUTIVE PLAZA
11350 MCCORMICK ROAD
HUNT VALLEY, MD

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

EXHIBIT A

INITIALS

SUITE 530
SUITE 501

PRACTICE MANAGEMENT PARTNERS, INC.
EXECUTIVE PLAZA IV
11350 MCCORMICK ROAD, SUITE 500
HUNT VALLEY, MD
11,417 SQ.FT.

INITIALS

EXHIBIT B

SCALE: N.T.S.
DATE: 3/7/07
REVISED:

Hill Management

Hill Management Services, Inc
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

1 of 3

PRACTICE MANAGEMENT PARTNERS, INC
EXECUTIVE PLAZA IV
11350 MCCORMICK ROAD, SUITE 600
HUNT VALLEY, MD
16,756 SQ.FT.

EXHIBIT B
INITIALS

SCALE: N.T.S.
DATE: 3/7/07
REVISED.

Hill Management

Hill Management Services, Inc
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

2 of 3

TO BLDG. 3
(2) ELEC PANELS
ACCESS PANEL
HVAC
EXIST. SHELVES
FM200 PANEL
RAMP
FM200
(2) ELEC. PANELS
(2) SHUT OFFS
(2) BREAKERS
(2) METERS
(1) TRANSFORMER
UPS
EXIST. COMPUTER ROOM
(2'x2' RAISED FLOOR- 12"H.)
STEP
NOT INCLUDED
TELE.
MECH.

PRACTICE MANAGEMENT PARTNERS, INC. EXECUTIVE PLAZA IV 11350 MCCORMICK ROAD, SUITE 114 HUNT VALLEY, MD 1,762 SQ.FT.	EXHIBIT B INITIALS	SCALE: N.T.S. DATE: 3/7/07 REVISED:	Hill Management Hill Management Services, Inc. 9640 Deereco Road Timonium, Maryland 21093 (410) 666-1000 www.hillmgt.com

3 of 3

SUITE 500
SUITE 501

PRACTICE MANAGEMENT PARTNERS, INC.
EXECUTIVE PLAZA IV
11350 MCCORMICK ROAD, SUITE 500
HUNT VALLEY, MD
11,417 SQ FT.

EXHIBIT C
INITIALS

SCALE: N.T.S
DATE: 3.7.07
REVISED:

Hill Management

Hill Management Services, Inc.
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

1 of 2

PRACTICE MANAGEMENT PARTNERS, INC.
EXECUTIVE PLAZA IV
11350 MCCORMICK ROAD, SUITE 600
HUNT VALLEY, MD
16,756 SQ FT.

EXHIBIT C
INITIALS

SCALE: N.T.S.
DATE: 3/7/07
REVISED:

Hill Management

Hill Management Services, Inc
9640 Deereco Road
Timonium, Maryland 21093
(410) 666-1000
www.hillmgt.com

2 of 2